Exhibit 16.1

BDO Seidman, LLP	One Market, Spear Tower
Accountants and Consultants	Suite 1100
San Francisco, California 94105
Telephone: (415) 397-7900
Fax: (415) 397-2161

April 1, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 30, 2010, to be filed by our former client, Nanometrics Incorporated. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP